UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): July 10, 2013 (July 5, 2013)

Gray Fox Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	333-181683	99-0373721
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, Texas 75219

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 665-9564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2013, Gray Fox Petroleum Corp. (the “Company”) entered into a Lease Purchase Agreement (the “Purchase Agreement”) with FFMJ, LLC, a Nevada limited liability company (“Seller”), pursuant to which the Company has agreed to purchase Seller’s interest in 22 separate oil and gas leases issued by the Bureau of Land Management for the United States of America (the “BLM”), comprising approximately 32,723 acres within the State of Nevada (the “Leases”), for an aggregate purchase price of $250,000 (the “Purchase Price”). The Purchase Price is payable by the Company as follows: $100,000 on or before July 15, 2013, $75,000 within 60 days of July 5, 2013, and $75,000 within 120 days of July 5, 2013. The Company has also agreed to assume all rental payments due on the Leases starting on July 5, 2013. The Leases will not be transferred to the Company until the Purchase Price installments have been paid in full. The expiration date of each Lease ranges from March 31, 2016 to July 31, 2017. The Leases exclude well or lease bonds in place with the Nevada Division of Minerals and/or the BLM.

The Purchase Agreement provides that Seller will deliver the Leases at a minimum 82% net revenue interest, and the Company agrees to assign a 3% overriding royalty interest to Seller on any lease, whether federal, state or fee, obtained on lands within the area covered by or contiguous to the Leases. The Company shall be responsible for all filing and recording fees for BLM and relevant county recorder offices. The Purchase Agreement contains customary representations and warranties of Seller and the Company. The Purchase Agreement also provides that the Company must drill a test well with a surface and bottom hole location on the Leases for the purpose of hydrocarbon exploration and production which must achieve a depth of 6,000 feet, or a depth as otherwise agreed to by the parties. If the Company does not begin drilling with a rig capable of total depth on or before July 5, 2015, the Leases will be reassigned to Seller.

The Company is currently a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. The Company was incorporated in Nevada on September 22, 2011, and prior to acquiring the Leases under the Purchase Agreement, the Company was a development stage company formed to provide interior design and architectural visualization, 3D rendering and architectural animation services. The Company’s operations to date have been devoted primarily to startup and development activities.

The Company’s decision to execute the Purchase Agreement represents an anticipated shift in the Company’s business focus to that of an independent oil and natural gas company with the intent of engaging in the acquisition, exploration, drilling and production of oil and natural gas properties and prospects. The Company anticipates implementing this new business focus by pursuing interests in oil and natural gas properties through lease acquisition activities, such as through the Purchase Agreement. The Company plans to raise capital and directly manage operations at the exploration stage, and at the drilling stage, the Company will consider seeking joint ventures with other oil and natural gas companies.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2013, the Company entered into an Employment Agreement with Lawrence Pemble regarding his position as President and Chief Executive Officer of the Company. The Employment Agreement is effective as of May 31, 2013, the date when Mr. Pemble acquired a controlling interest in the Company. The Employment Agreement has an initial term of three years and will automatically renew for successive one-year periods until terminated by either party in accordance with the Agreement (the “Term”). Mr. Pemble will be paid a base salary of $120,000 per year. Mr. Pemble will also be entitled to receive 3,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), which will be issued in increments of 1,000,000 shares over the first three years of the Term on May 31 in 2014, 2015 and 2016. The Employment Agreement may be terminated (i) at any time by the Company for “cause”, (ii) upon 60 days’ written notice by either party for any reason, (iii) at any time by Mr. Pemble for “good reason”, or (iv) by either party at the end of the Term. The Employment Agreement also terminates immediately upon Mr. Pemble’s death or disability. If Mr. Pemble’s employment is terminated for “cause” by the Company, or if he voluntarily resigns without “good reason”, then he will forfeit any shares of Common Stock that have not vested as of the date of such termination or resignation. If Mr. Pemble’s employment is terminated for any other reason, he will be entitled to receive three months of his then-current base salary and the full 3,000,000 shares of Common Stock.

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The Employment Agreement defines “cause” as the occurrence of one or more of the following with respect to Mr. Pemble: being formally charged with a felony or other crime involving moral turpitude; an intentional act or omission involving dishonesty or fraud; failure to perform material duties; any act or omission aiding or abetting a competitor, supplier or customer of the Company; breach of fiduciary duty; gross negligence or willful misconduct; continued or repeated absence from the workplace; repeated abuse of alcohol or illegal drugs or other disreputable conduct; or any other material breach of the Employment Agreement. The Employment Agreement defines “good reason” as the occurrence of any of the following: the assignment by the board of directors of the Company of any duties or responsibilities which are materially inconsistent with Mr. Pemble’s position as Chief Executive Officer, a material reduction of the duties and responsibilities previously exercised by Mr. Pemble, or a loss of the title of Chief Executive Officer, except in connection with the termination of his employment for “cause”, or in the case of Mr. Pemble’s death or disability; any material breach of the Employment Agreement by the Company; or a required permanent relocation by the Company of Mr. Pemble to a location which is more than 50 miles outside the city of Dallas, Texas.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1     Lease Purchase Agreement dated July 5, 2013 by and between FFMJ, LLC and Gray Fox Petroleum Corp.

10.2     Employment Agreement dated as of May 31, 2013 by and between Gray Fox Petroleum Corp. and Lawrence Pemble

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY FOX PETROLEUM CORP.

Date: July 10, 2013	By:	/s/ Lawrence Pemble
Lawrence Pemble, President

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